Exhibit 2.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TIMEPLAST, INC.

TIMEPLAST, INC. a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

DOES HEREBY CERTIFY:

1.	That the name of this corporation is TIMEPLAST, INC., and that this corporation was originally incorporated in Delaware under such name. The original Certificate of Incorporation was filed with the office of the Secretary of State of Delaware on February 15, 2024 and a Certificate of Amendment to the Certificate of Incorporation was filed with the office of the Secretary of State of Delaware on June 3, 2025.

2.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

3.	The text of the Certificate of Incorporation is amended and restated to read as set forth below.

First: The name of the corporation is: TIMEPLAST, INC.

Second: Its registered office in the State of Delaware is to be located at:

850 New Burton Road, Suite 201, in the City of Dover, County of Kent, Zip Code 19904.

The registered agent in charge thereof is: COGENCY GLOBAL INC.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The amount of the total stock of this corporation is authorized to issue is 60,000,000 shares of common stock (number of authorized shares) with a par value of $0.0001 per share.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned authorized officer of the Company on this 12th day of June, 2026.

Signed by:

By:	/s/ Manuel Rendon
Name: Manuel Rendon
Title: Authorized Officer

State of Delaware Secretary of State Division of Corporations Delivered 02:18 PM 06/15/2026 FILED 02:18 PM 06/15/2026 SR 20263403507 – File Number 3111767